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                                                                      EXHIBIT 21

                         Subsidiaries of the Registrant

Name of Company(1)                    Jurisdiction of Incorporation/Organization
-----------------                     ------------------------------------------
Laidlaw Environmental Services (US), Inc.                   Delaware
Laidlaw Environmental Services (Lone and Grassy             Oklahoma
    Mountain), Inc.
Laidlaw Environmental Services (Tulsa), Inc.                Oklahoma
Laidlaw Environmental Services (San Antonio), Inc.          Texas
Laidlaw Environmental Services (Wichita), Inc.              Kansas
Laidlaw Environmental Services of Delaware, Inc.            Delaware
ECDC East, L.C.                                             Utah
ECDC Services, L.C.                                         Utah
Laidlaw Environmental Services (Rosemount), Inc.            Minnesota
Laidlaw Environmental Services (Sawyer), Inc.               Oklahoma
Laidlaw Environmental Services (Tucker), Inc.               Georgia
Ninth Street Properties, Inc.                               Missouri
Laidlaw Environmental Services (San Jose), Inc.             California
Chemclear, Inc. of Los Angeles                              California
USPCI, Inc. of Georgia                                      Georgia
LES Holding's, Inc.                                         Delaware
East Carbon Development Financial Partners, Inc.            Utah
Laidlaw Environmental Services (Imperial Valley) Inc.       California
Laidlaw Environmental Services (Lokern), Inc.               California
Laidlaw Environmental Services (North East), Inc.           New Hampshire
Laidlaw Environmental Services (Recovery) Inc.              Louisiana
Laidlaw Environmental Services (TES), Inc.                  Texas
Corsan Trucking, Inc.                                       Louisiana
Laidlaw Environmental Services (TG), Inc.                   Delaware
Laidlaw Environmental Services (TOC) Inc.                   South Carolina
Laidlaw Environmental Services (TS), Inc.                   Delaware
Laidlaw Environmental Services (Thermal Treatment), Inc.    Delaware
GSX Chemical Services of Ohio, Inc.                         Ohio
LEMC, Inc.                                                  Delaware
Laidlaw Chemical Services, Inc.                             Massachussets
Laidlaw Environmental Services (Altair), Inc.               Texas
Laidlaw Environmental Services (FS), Inc.                   Delaware
Laidlaw Environmental Services (BDT), Inc.                  New York
Laidlaw Environmental Services (GS), Inc.                   Tennessee
Laidlaw Environmental Services (Clive), Inc.                Oklahoma
Laidlaw Environmental Services (WT), Inc.                   Ohio
Laidlaw OSCO Holdings, Inc.                                 Delaware
Laidlaw Environmental Services of Nashville, Inc.           Tennessee
Laidlaw Environmental Services of Bartow, Inc.              Florida
Laidlaw Environmental Services of California, Inc.          California
Laidlaw Environmental Services of Chattanooga, Inc.         Tennessee
Laidlaw Environmental Services of Illinois, Inc.            Illinois
Laidlaw Environmental Services of South Carolina, Inc.      South Carolina
Laidlaw Environmental Services of White Castle, Inc.        Colorado
LES Merger, Inc.                                            Delaware

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(1) All of the companies do business under their name of incorporation.
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
Name of Company(2)                    Jurisdiction of Incorporation/Organization
-----------------                     ------------------------------------------
Laidlaw Environmental Services (Puerto Rico), Inc.          Puerto Rico
Laidlaw Environmental Services (Bridgeport), Inc.           Delaware
Laidlaw Environmental Services (Deer Park), Inc.            Delaware
Laidlaw Environmental Services (Baton Rouge), Inc.          Delaware
Laidlaw Environmental Services (Plaquemine), Inc.           Delaware
Laidlaw Environmental Services (Custom Transport), Inc.     Delaware
Laidlaw Environmental Services (Los Angeles), Inc.          California
Laidlaw Environmental Services (Tipton), Inc.               Delaware
Laidlaw Environmental Services (Gloucester), Inc.           Delaware
Laidlaw Environmental Services (Deer Trail), Inc.           Colorado
Laidlaw Environmental Services (Mt. Pleasant), Inc.         Tennessee
Laidlaw Environmental Services (Minneapolis), Inc.          Minnesota
Laidlaw Environmental Services (Aragonite), Inc.            Delaware
Laidlaw Environmental Services (Sussex), Inc.               Delaware
Laidlaw Environmental, Inc.                                 Delaware
Safety-Kleen Corp.                                          Wisconsin
Dirt Magnet, Inc.                                           Colorado
The Midway Gas and Oil Company                              Colorado
Elgint Corp.                                                Nevada
Safety-Kleen Envirosystems Company                          California
Safety-Kleen Envirosystems Company of Puerto                Indiana
  Rico, Inc.
Petrocon, Inc.                                              Delaware
Phillips Acquisition Corp.                                  Delaware
Safety-Kleen Aviation, Inc.                                 Delaware
SK Insurance Company                                        Vermont
SK Real Estate, Inc.                                        Illinois
Safety-Kleen International, Inc.                            Delaware
Safety-Kleen Oil Recovery Co.                               Delaware
Safety-Kleen Oil Services, Inc.                             Delaware
The Solvents Recovery Service of New Jersey, Inc.           New Jersey
3E Company Environmental, Ecological and                    California
   Engineering

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(2) All of the companies do business under their name of incorporation.